EXHIBIT B TO SCHEDULE 13G
                             JOINT FILING AGREEMENT


     Each of the undersigned persons hereby agrees and consents to this joint filing of Schedule 13G on such person's behalf, pursuant to Section 13(d) and
(g) of the Securities and Exchange Act of 1934, as amended, and the rules promulgated thereunder. Each of these persons is not responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such persons know or have reason to believe that such information is inaccurate.

                                        Dated:  February 14, 2002

                                        RBC Global Investment Management Inc.
                                        BY: /s/ Donald L.F. Cant
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                                            V.P. Compliance


                                        RT Investment Management Holdings Inc.
                                        BY: /s/ M. George Lewis
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                                            Director


                                        The Royal Trust Company
                                        BY: /s/ Donald L.F. Cant
                                            ------------------------------------
                                            Authorized Signatory


                                        Royal Mutual Funds Inc.
                                        BY: /s/ Rudy Sankovic
                                            ------------------------------------
                                            V.P. Risk Management & Compliance